Third Quarter 2021 Financial Highlights O c t o b e r 1 9 , 2 0 2 1

2 Third Quarter 2021 – Financial Highlights 3Q21 Financial Highlights $1.04 EPS $1.16 bn Pre-tax income ROE: 8.8% ROTCE: 16.8% Returns CET1: 11.7% Tier 1 leverage: 5.7% Capital ratios Revenue up 5% year-over-year Fee revenue up 6%, excluding money market fee (“MMF”) waivers, up 11%(a) Net interest revenue down 9% Expense up 9% year-over-year, up 6%(a) excluding the impact of higher litigation reserves Provision for credit losses – benefit of $45 million Average deposits down 2% quarter-over-quarter Tier 1 leverage of 5.7% down ~30bps quarter-over- quarter Returned $2.3 billion to common shareholders, including $2.0 billion of share repurchases (a) $4.04 bn Revenue 29% Pre-tax margin (a) Represents a non-GAAP measure. See pages 15, 16, and 17 in the Appendix for the corresponding reconciliations of the non-GAAP measures of consolidated fee revenue growth excluding MMF waivers, ROTCE, and noninterest expense excluding the impact of higher litigation reserves, respectively.

3Q21 Financial Highlights

($ millions, except per share data)

	3Q21	△ 2Q21	△ 3Q20
TOTAL REVENUE	**$4,035**	**2%**	**5%**
Fee revenue	*3,265*	*1*	*6*
Other revenue	*129*	*N/M*	*N/M*
Net interest revenue	*641*	*(1)*	*(9)*
Provision for credit losses	(45)	N/M	N/M
Noninterest expense	2,918	5	9
Income before income taxes	1,162	(8)	—
Net income applicable to common shareholders	**$881**	**(11)%**	**1%**
EARNINGS PER COMMON SHARE	**$1.04**	**(8)%**	**6%**
Operating leverage[b]		(315) bps	(395) bps
Pre-tax operating margin	29%	(321) bps	(128) bps
Return on common equity *(annualized)*	9%	(106) bps	6 bps
Return on tangible common equity – non-GAAP *(annualized)*[a]	17%	(181) bps	6 bps

11%[a] excluding impact of MMF waivers

6%[a] excluding impact of higher litigation reserves

Notable items impacting the quarter

Increase / (decrease)	Revenue	Expense	EPS
3Q21	—	72	$(0.06)

› 3Q21 includes the impact of higher litigation reserves

(a) Represents a non-GAAP measure. See pages 15, 16, and 17 in the Appendix for the corresponding reconciliations of the non-GAAP measures of consolidated fee revenue growth excluding MMF waivers, ROTCE, and noninterest expense excluding the impact of higher litigation reserves, respectively.

Note: See page 14 in the Appendix for corresponding footnote (b). *N/M – not meaningful.*

3
Third Quarter 2021 – Financial Highlights
BNY MELLON

4 Third Quarter 2021 – Financial Highlights 16.7 18.6 16.8 8.7 9.8 8.8 3Q20 2Q21 3Q21 1,157 1,268 1,162 30% 32% 29% 3Q20 2Q21 3Q21 2,681 2,778 2,918 3Q20 2Q21 3Q21 3Q21 Key Financial Trends +12% I & W M r e v e n u e ($ millions) +6 bps I S r e v e n u e ($ millions) N o n i n t e r e s t e x p e n s e ($ millions) R O T C E / R O E (%) Pre-tax operating margin P r e - t a x i n c o m e ($ millions) E P S ($) ROE +3% (a) Represents a non-GAAP measure. See pages 16 and 17 for the corresponding reconciliations of the non-GAAP measures of ROTCE and noninterest expense excluding the impact of higher litigation reserves, respectively. +6% 918 999 1,032 871 952 985 47 47 47 3Q20 2Q21 3Q21 Net interest revenue Total fee and other revenue 2,927 2,979 3,010 2,246 2,336 2,378 681 643 632 3Q20 2Q21 3Q21 Net interest revenue Total fee and other revenue —% +9% 0.98 1.13 1.04 3Q20 2Q21 3Q21 (a) (a) 6% excluding impact of higher litigation reserves

5 Third Quarter 2021 – Financial Highlights Capital and Liquidity Note: See page 14 in the Appendix for corresponding footnotes. 3 Q 2 1 2 Q 2 1 3 Q 2 0 Consolidated regulatory capital ratios:(a) Common Equity Tier 1 (“CET1”) ratio 11.7% 12.6% 13.0% Tier 1 capital ratio 14.4 15.2 15.7 Total capital ratio 15.3 16.0 16.6 Tier 1 leverage ratio 5.7 6.0 6.5 Supplementary leverage ratio (“SLR“) 7.0 7.5 8.5 Average liquidity coverage ratio (“LCR“) 111% 110% 111% Book value per common share $47.30 $47.20 $45.58 Tangible book value per common share – non-GAAP(c) $24.88 $25.64 $24.60 Cash dividends per common share $0.34 $0.31 $0.31 Common shares outstanding (thousands) 825,821 863,174 886,136 (b)

6 Third Quarter 2021 – Financial Highlights 645 641 2Q21 3Q21 Net Interest Revenue ($ millions) USD LIBOR AVERAGE US TREASURY AVERAGE (%) (%) 0.09 0.13 0.10 0.16 0.01 0.17 0.83 1.58 0.04 0.22 0.8 1.32 2Q21 3Q21 1m 2y 5y 10y 1m 3m (1)% D R I V E R S O F S E Q U E N T I A L N I R C H A N G E Lower interest earning- asset balances driven by lower deposit balances + Lower deposit and funding costs - Lower securities portfolio yields, partially offset by higher IOER - + Other 0

7 Third Quarter 2021 – Financial Highlights 358 388 381 140 165 158 157 156 156 7 7 6 54 61 61 3Q20 2Q21 3Q21 Balance Sheet Trends A V E R A G E D E P O S I T S Interest-bearing deposits rate A V E R A G E S E C U R I T I E S P O R T F O L I O Average securities portfolio rate High Quality Liquid Assets (“HQLA”) Non-HQLA -% - % Note: May not foot due to rounding. (a) Average rates were calculated on an FTE basis, at tax rates of approximately 21%. (a) Interest-bearing deposits +14% Noninterest-bearing deposits (2)% A V E R A G E I N T E R E S T- E A R N I N G A S S E T S Securities Loans Cash/ Reverse repo (2)% +6% ($ billions) Trading 279 325 319 68 86 86 212 239 233 3Q20 2Q21 3Q21 (0.05)% (0.08)% (0.08)% 131 127 127 26 30 30 3Q20 2Q21 3Q21 1.30% 1.10% 1.09% Growth rates are all manual. HQLA/ Non-HQLA sourced from EMR. Manually adjust Avg. Sec Portfolio totals to match left 157 156 156

8 Third Quarter 2021 – Financial Highlights Noninterest Expense Noninterest expense up 9% year-over-year, up 6%(a) excluding the impact of higher litigation reserves 3 Q 2 1 2 Q 2 1 3 Q 2 0 Staff $1,584 4% 8% Software and equipment 372 2 9 Professional, legal and other purchased services 363 — 2 Sub-custodian and clearing 129 (2) 8 Net occupancy 120 (2) (12) Distribution and servicing 76 4 (11) Bank assessment charges 34 (3) 13 Amortization of intangible assets 19 (5) (27) Business development 22 — 29 Other 199 55 86 Total noninterest expense $2,918 5% 9% ($ millions) Excluding the impact of litigation reserves, the increase primarily reflects higher revenue-related expenses, investments in growth, infrastructure and efficiency initiatives and the unfavorable impact of a weaker U.S. dollar (a) Represents a non-GAAP measure. See page 17 in the Appendix for the corresponding reconciliation of the non-GAAP measure of noninterest expense excluding the impact of higher litigation reserves. 6% excluding impact of higher litigation reserves (a)

Investment Services

FINANCIAL HIGHLIGHTS ($ millions unless otherwise noted)	3Q21	Δ2Q21	Δ3Q20
Total revenue by line of business:			
Asset Servicing	$1,437	4%	6%
Pershing	566	(4)	5
Issuer Services	400	(1)	(8)
Treasury Services	326	2	1
Clearance and Collateral Management	281	(1)	1
Total revenue	**3,010**	**1**	**3**
Provision for credit losses	(35)	N/M	N/M
Noninterest expense	2,211	8	9
Income before taxes	**$834**	**(17)%**	**(9)%**
Pre-tax operating margin	28%	(598) bps	(362) bps
KEY METRICS			
Net interest revenue	$632	(2)%	(7)%
Foreign exchange revenue	148	(3)	17
Securities lending revenue	45	7	22
Average loans	47,430	1	18
Average deposits	308,645	(2)	17
AUC/A at period end *(tr)*[(a)]	45.3	1	17
Market value of securities on loan at period end *(bn)*[(b)]	443	(3)	17
Pershing			
Net new assets (U.S. platform) *(bn)*[(c)]	$7	N/M	N/M
Average active clearing accounts (U.S. platform) *(thousands)*	6,849	(1)	4
Clearance and Collateral Management			
Average tri-party collateral mgmt. balances *(tr)*	$4.5	16%	32%

- Asset Servicing up year-over-year primarily on higher market values, strategic equity investment gains, higher client activity and foreign exchange revenue, partially offset by higher MMF waivers and lower net interest revenue
- Pershing up primarily on higher market values, client balances and activity, partially offset by higher MMF waivers
- Issuer Services down primarily on higher MMF waivers and lower fees and net interest revenue in Corporate Trust, partially offset by higher Depositary Receipts revenue
- Treasury Services up primarily on higher payment volumes and higher net interest revenue, partially offset by higher MMF waivers
- Clearance and Collateral Management up primarily on higher non-U.S. collateral management fees and higher clearance volumes, partially offset by lower intraday credit fees and lower net interest revenue
- Noninterest expense up primarily on higher litigation reserves, higher revenue-related expenses and investments in growth, infrastructure and efficiency initiatives
- AUC/A up primarily on higher market values, client inflows, and net new business

Note: See page 14 in the Appendix for corresponding footnotes. *N/M – not meaningful.*

9
Third Quarter 2021 – Financial Highlights
BNY MELLON

Investment Services - Revenue Drivers

($ millions)


+6%
1,354
1,437
3Q20
3Q21

ASSET SERVICING

- \+ Market levels
- \+ Gain on investments
- \+ Client activity
- \- MMF waivers
- \- Interest rates


+5%
538
566
3Q20
3Q21

PERSHING

- \+ Market levels
- \+ Client assets and accounts
- \- MMF waivers


(8)%
435
400
3Q20
3Q21

ISSUER SERVICES

- \- MMF waivers
- \- Interest rates
- \- Corporate Trust fees
- \+ Depositary Receipts fees


+1%
323
326
3Q20
3Q21

TREASURY SERVICES

- \+ Payment volumes
- \+ Product mix
- \- MMF waivers


+1%
277
281
3Q20
3Q21

CLEARANCE AND COLLATERAL

- \+ Non-U.S. average tri-party repo balances
- \+ Clearing volumes
- \- Intraday credit fees
- \- Interest rates

Note: Graphs not to scale.

10 Third Quarter 2021 – Financial Highlights

BNY MELLON

Investment and Wealth Management

FINANCIAL HIGHLIGHTS ($ millions unless otherwise noted)	3Q21	Δ2Q21	Δ3Q20
Total revenue by line of business:			
Investment Management	$727	4%	13%
Wealth Management	305	2	10
Total revenue	**1,032**	**3**	**12**
Provision for credit losses	(7)	N/M	N/M
Noninterest expense	691	2	5
Income before taxes	**$348**	**7%**	**42%**
Pre-tax operating margin	34%	105 bps	713 bps
Adjusted pre-tax operating margin – non-GAAP[a]	36%	114 bps	711 bps

KEY METRICS	3Q21	Δ2Q21	Δ3Q20
Net interest revenue	$47	—%	—%
Average loans	12,248	3	6
Average deposits	17,270	(1)	(2)
Wealth Management client assets *(bn)*[b]	307	1	16

CHANGES IN AUM *(bn)*[c]	3Q21	2Q21	3Q20
Beginning balance	**$2,320**	**$2,214**	**$1,961**
Equity	(5)	(3)	(4)
Fixed income	1	8	1
Liability-driven investments	16	11	14
Multi-asset and alternatives investments	(2)	1	(3)
Index	(3)	(5)	(3)
Cash	7	13	(10)
Total net inflows	**14**	**25**	**(5)**
Net market impact	4	79	41
Net currency impact	(28)	2	44
Ending balance	**$2,310**	**$2,320**	**$2,041**

- Investment Management up year-over-year primarily on higher market values and equity income, strategic equity investment gains, the favorable impact of a weaker U.S. dollar and higher performance fees, partially offset by higher MMF waivers
- Wealth Management up primarily on higher market values
- Noninterest expense up primarily on higher revenue-related expenses, investments in growth initiatives and the unfavorable impact of a weaker U.S. dollar, partially offset by lower distribution and servicing expense
- AUM up primarily on higher market values and continued net inflows

(a) Net of distribution and servicing expense. See page 17 in the Appendix for the reconciliation of this non-GAAP measure. Note: see page 14 in the Appendix for corresponding footnotes (b) and (c).
N/M – not meaningful

11 Third Quarter 2021 – Financial Highlights
BNY MELLON

12 Third Quarter 2021 – Financial Highlights Other Segment Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense Noninterest expense increased year-over-year primarily reflecting higher staff expense F I N A N C I A L H I G H L I G H T S ($ millions) 3 Q 2 1 2 Q 2 1 3 Q 2 0 Fee revenue $12 $13 $7 Other revenue 23 9 13 Total fee and other revenue 35 22 20 Net interest (expense) (38) (45) (25) Total revenue (3) (23) (5) Provision for credit losses (3) (5) 7 Noninterest expense 16 49 — (Loss) before taxes $(16) $(67) $(12)

Appendix

14 Third Quarter 2021 – Financial Highlights Footnotes 3Q21 Financial Highlights, Page 3 b. Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. Capital and Liquidity, Page 5 a. Regulatory capital ratios for Sept. 30, 2021 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for Sept. 30, 2021 and June 30, 2021 was the Standardized Approach for the CET1 and Tier 1 capital ratios and the Advanced Approaches for the Total capital ratio, and for Sept. 30, 2020, was the Advanced Approach. b. Reflects the temporary exclusion of U.S. Treasury securities from the leverage exposure used in the SLR calculation which increased our consolidated SLR by 78 basis points at Sept. 30, 2020. The temporary exclusion ceased to apply beginning April 1, 2021. c. Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See page 16 for corresponding reconciliation of this non-GAAP measure. Investment Services, Page 9 a. Current period is preliminary. Consists of AUC/A primarily from the Asset Servicing business and, to a lesser extent, the Clearance and Collateral Management, Issuer Services, Pershing and Wealth Management businesses. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.7 trillion at Sept. 30, 2021 and June 30, 2021 and $1.4 trillion at Sept. 30, 2020. b. Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $68 billion at Sept. 30, 2021, $63 billion at June 30, 2021 and $62 billion at Sept. 30, 2020. c. Net new assets represent net flows of assets excluding dividends and interest (e.g., net cash deposits and net securities transfers) in customer accounts in Pershing LLC, a U.S. broker-dealer. Investment and Wealth Management, Page 11 b. Current period is preliminary. Includes AUM and AUC/A in the Wealth Management business. c. Current period is preliminary. Excludes securities lending cash management assets and assets managed in the Investment Services business.

Money Market Fee Waiver Impact

($ millions)	3Q21	2Q21	1Q21	4Q20	3Q20
Investment services fees:					
Asset servicing fees	$(40)	$(42)	$(22)	$(13)	$(1)
Clearing services fees	(84)	(88)	(74)	(64)	(57)
Issuer services fees	(16)	(15)	(10)	(6)	(1)
Treasury services fees	(2)	(3)	(3)	(2)	(3)
Total investment services fees	(142)	(148)	(109)	(85)	(62)
Investment management and performance fees	(109)	(115)	(89)	(56)	(42)
Distribution and servicing revenue	(11)	(13)	(13)	(8)	(6)
Total fee revenue	(262)	(276)	(211)	(149)	(110)
Less: Distribution and servicing expense	29	24	23	15	9
Net impact of money market fee waivers	$(233)	$(252)	$(188)	$(134)	$(101)
Impact to revenue by line of business: [(a)]					
Asset Servicing	$(47)	$(50)	$(29)	$(13)	$(4)
Pershing	(102)	(99)	(94)	(85)	(73)
Issuer Services	(22)	(22)	(15)	(10)	(2)
Treasury Services	(13)	(16)	(9)	(5)	(1)
Total Investment Services	(184)	(187)	(147)	(113)	(80)
Investment Management	(76)	(85)	(61)	(34)	(28)
Wealth Management	(2)	(4)	(3)	(2)	(2)
Total Investment and Wealth Management	(78)	(89)	(64)	(36)	(30)
Total impact to revenue by line of business	$(262)	$(276)	$(211)	$(149)	$(110)

Fee revenue, Excluding MMF Waivers Reconciliation

($ millions)	3Q21	3Q20	3Q21 vs 3Q20
I&WM business, total fee and other revenue – GAAP	$985	$871	13%
Less: MMF waivers	(78)	(30)	
I&WM business, total fee and other revenue, ex-MMF waivers – non-GAAP	$1,063	$901	18%
Investment Services business, total fee and other revenue – GAAP	$2,378	$2,246	6%
Less: MMF waivers	(184)	(80)	
Investment Services business, total fee and other revenue, ex-MMF waivers – non-GAAP	$2,562	$2,326	10%
Fee revenue – GAAP	$3,265	$3,074	6%
Less: MMF waivers	(262)	(110)	
Fee revenue, ex-MMF waivers – non-GAAP	$3,527	$3,184	11%

Note: Reported I&WM total fee and other revenue up 13% year-over-year. Reported Investment Services total fee and other revenue up 6% year-over-year.

(a) The line of business revenue for management reporting purposes reflects the impact of revenue transferred between the businesses.

15 Third Quarter 2021 – Financial Highlights

BNY MELLON

Return on Common Equity and Tangible Common Equity Reconciliation

($ millions)	3Q21	2Q21	3Q20
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$881	$991	$876
Add: Amortization of intangible assets	19	20	26
Less: Tax impact of amortization of intangible assets	4	5	7
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$896	$1,006	$895
Average common shareholders' equity	$39,755	$40,393	$39,924
Less: Average goodwill	17,474	17,517	17,357
Average intangible assets	2,953	2,975	3,039
Add: Deferred tax liability – tax deductible goodwill	1,173	1,163	1,132
Deferred tax liability – intangible assets	673	675	666
Average tangible common shareholders' equity – Non-GAAP	$21,174	$21,739	$21,326
Return on common equity *(annualized)* – GAAP	8.8%	9.8%	8.7%
Return on tangible common equity *(annualized)* – non-GAAP	16.8%	18.6%	16.7%

Book Value and Tangible Book Value Per Common Share Reconciliation

($ millions, except common shares)	September 30, 2021	June 30, 2021	September 30, 2020
BNY Mellon shareholders' equity at period end – GAAP	$43,601	$45,281	$44,917
Less: Preferred stock	4,541	4,541	4,532
BNY Mellon common shareholders' equity at period end – GAAP	39,060	40,740	40,385
Less: Goodwill	17,420	17,487	17,357
Intangible assets	2,941	2,964	3,026
Add: Deferred tax liability – tax deductible goodwill	1,173	1,163	1,132
Deferred tax liability – intangible assets	673	675	666
BNY Mellon tangible common shareholders' equity at period end – Non-GAAP	$20,545	$22,127	$21,800
Period-end common shares outstanding (in thousands)	825,821	863,174	886,136
Book value per common share – GAAP	$47.30	$47.20	$45.58
Tangible book value per common share – Non-GAAP	$24.88	$25.64	$24.60

16 Third Quarter 2021 – Financial Highlights

BNY MELLON

17 Third Quarter 2021 – Financial Highlights Pre-tax Operating Margin Reconciliation – Investment and Wealth Management Business (a) Income before income taxes divided by total revenue. 3 Q 2 1 2 Q 2 1 3 Q 2 0 Income before income taxes – GAAP $348 $326 $245 Total revenue – GAAP $1,032 $999 $918 Less: Distribution and servicing expense 76 74 85 Adjusted total revenue, net of distribution and servicing expense – non-GAAP $956 $925 $833 Pre-tax operating margin – GAAP (a) 34% 33% 27% Adjusted pre-tax operating margin, net of distribution and servicing expense – non-GAAP (a) 36% 35% 29% ($ millions) Noninterest Expense Reconciliation – Impact of Notable Items 3 Q 2 1 3 Q 2 0 3 Q 2 1 v s 3 Q 2 1 v s R e s u l t s — G A A P N o t a b l e i t e m s (b) R e s u l t s — N o n - G A A P R e s u l t s — G A A P N o t a b l e i t e m s(b) R e s u l t s — N o n - G A A P 3 Q 2 0 R e s u l t s — G A A P 3 Q 2 0 R e s u l t s — N o n - G A A P Noninterest expense $2,918 $72 $2,846 $2,681 $1 $2,680 9% 6% ($ millions) (b) Non-GAAP Results exclude litigation reserves in 3Q21 and 3Q20 to show the impact of higher litigation reserves.

18 Third Quarter 2021 – Financial Highlights Cautionary Statement A number of statements in this discussion and the responses to your questions may contain “forward-looking statements,” including statements about The Bank of New York Mellon Corporation’s (the “Corporation”) capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, money market fee waivers, fees, expenses, cost discipline, sustainable growth, company management, human capital management (including related ambitions, objectives, aims and goals), deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding the Corporation's aspirations, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition”, “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These forward-looking statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the Corporation’s control). Actual outcomes may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, those discussed in “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) and in other filings of the Corporation with the Securities and Exchange Commission (the “SEC”). Statements about the effects of the current and near-term market and macroeconomic outlook on the Corporation, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation's control), including the scope and duration of the pandemic, actions taken by governmental authorities and other third parties in response to the pandemic, the availability, use and effectiveness of vaccines, and the direct and indirect impact of the pandemic on the Corporation, its clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as the Corporation completes its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. All forward-looking statements speak only as of October 19, 2021, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding the Corporation, please refer to the Corporation's SEC filings available at www.bnymellon.com/investorrelations. Non-GAAP Measures: In this presentation we discuss certain non-GAAP measures in detailing the Corporation’s performance, which exclude certain items or otherwise include components that differ from GAAP. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which the Corporation’s management monitors financial performance. Additional disclosures relating to non-GAAP measures are contained in the Corporation’s reports filed with the SEC, including the 2020 Annual Report, the third quarter 2021 earnings release and the third quarter 2021 financial supplement, and are available at www.bnymellon.com/ investorrelations.